EXHIBIT 10.13(b)

ALLONGE TO MASTER NOTE

               THIS ALLONGE TO MASTER NOTE ("Allonge") dated as of June 29, 2001, is executed by TROPICANA ENTERPRISES, a Nevada general partnership ("Borrower"), in favor of BANK OF AMERICA, N.A. (formerly known as BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION), as Administrative Agent ("Administrative Agent") for the Banks referred to in the Note described below, in connection with that certain Master Note dated May 28, 1998, executed by Borrower to the order of Administrative Agent in the original principal amount of Sixty-Two Million Two Hundred Seventy-Eight Thousand Four Hundred Thirty-Three and 79/100 Dollars ($62,278,433.79)(the "Note") and to which this Allonge is attached. This Allonge is incorporated into and made a part of the Note. Capitalized terms used herein and not otherwise defined shall have the meanings set forth for such terms in the Note.

             Section 3 of the Note is amended to read in full as follows:

               "3. Amortization. The principal indebtedness evidenced by this Master Note shall be payable on the last day of each calendar month (the "Amortization Date") during the periods described below by the amount set forth opposite that period, provided that the then remaining principal indebtedness outstanding under this Master Note shall be payable on June 30, 2005 (such maturity date, or such later maturity date as may then be in effect is referred to herein as the "Maturity Date").

Period	Amount

May  31, 1998 thru Dec. 31, 1998
Jan. 31, 1999 thru Dec. 31, 1999
Jan. 31, 2000 thru Dec. 31, 2000
Jan. 31, 2001 thru Dec. 31, 2001
Jan. 31, 2002 thru Dec. 31, 2002
Jan. 31, 2003 thru Dec. 31, 2003
Jan. 31, 2004 thru Dec. 31, 2004
Jan. 31, 2005 thru May  31, 2005

$256,246.00 $274,770.08 $294,633.25 $315,932.25 $341,721.31 $365,641.80 $391,236.73 $418,623.30

The principal indebtedness evidenced by this Master Note may be prepaid at any time, and from time to time, in whole or in part without premium or penalty, provided that, subject to Section 8 hereof each prepayment shall be applied to installments due hereunder in the inverse order of their maturity."

                Except as expressly provided herein, all terms and conditions of the Note shall continue in full force and effect, without waiver or modification, and Administrative Agent reserves all of its rights, privileges and remedies in connection therewith.

Executed as of this 29th day of June, 2001, by the undersigned Borrower.
TROPICANA ENTERPRISES, a Nevada general partnership By: Adamar of Nevada, a Nevada corporation Its: General Partner By: ROBERT M. HADDOCK Robert M. Haddock Its: President & Treasurer
ACKNOWLEDGED AND ACCEPTED AS OF JUNE 29, 2001 BANK OF AMERICA, N.A. By: JANICE HAMMOND Janice Hammond Its: Vice President Agency Specialist